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                                                                EXHIBIT 23.1(c)

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in the Registration Statement of Chartwell Leisure Inc. (formerly National Lodging Corp.) on Amendment No. 2 to Form S-3 of our report dated October 30, 1996 appearing in the report on Form 8-KA of Chartwell Leisure Inc. on the financial statements of Capital Properties Limited Partnership for the year ended September 30, 1996 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

                                          Deloitte & Touche LLP

                                          Chartered Accountants

Calgary, Alberta, Canada
February 5, 1997